EXHIBIT 99.1

Idaho Strategic Resources Withdraws Proposal to Acquire Westwater Resources

Westwater’s Board Has Refused to Engage Constructively Despite Unique Opportunity to Build a Domestic Critical Minerals Supply Chain and Deliver a Significant Premium for Shareholders

COEUR D’ALENE, Idaho--(BUSINESS WIRE)-- Idaho Strategic Resources (NYSE American: IDR) (“Idaho Strategic” or “we”) today announced that it has withdrawn its business combination proposal to acquire Westwater Resources, Inc. (NYSE American: WWR) (“WWR” or “Westwater”) for $1.36 per share due to the Board of Directors (the “Board”) of Westwater’s continued unwillingness to constructively engage in discussions around a potential combination. The proposal to build a new domestic critical minerals company represented a share price premium of approximately 73% to the last unaffected trading day for both companies prior to the business combination proposal announcement on December 22, 2022.

“We are disappointed that the Westwater Board has refused to even discuss the potential combination of our two companies and ignored our proposal that would deliver immediate and long-term value to all Westwater shareholders,” said John Swallow, Idaho Strategic President and CEO. “Instead of engaging in constructive dialogue, the Westwater Board let this unique and value-generative opportunity to potentially create a company with a clean share structure, a low float, high insider ownership, a significant cash position and several tier 1 critical minerals projects within the United States go unexplored.”

Mr. Swallow continued, “After careful assessment with our advisors, we determined that given the lack of meaningful engagement from Westwater, Idaho Strategic’s best path forward at this time is to execute on our own ‘production-based’ strategy while delivering long-term value for our stakeholders. Our gold operations are hitting stride and the dynamic nature of the REE industry seems to be changing almost daily. With our positioning in the REE industry and actual mining and development experience, our ability to drive results even through periods of increased inflation and global uncertainty, in addition to providing exposure to a decarbonized future is relevant now more than ever. We will continue our disciplined approach to M&A, while monitoring the situation at WWR, and explore value enhancing opportunities just as our shareholders have come to expect.”

About Idaho Strategic Resources, Inc.

Domiciled in Idaho and headquartered in the Panhandle of northern Idaho, Idaho Strategic Resources (IDR) is one of the few resource-based companies (public or private) possessing the combination of officially recognized U.S. domestic rare earth element properties (in Idaho), the largest known concentration of thorium resources in the U.S., and Idaho-based gold production located in an established mining community.

Idaho Strategic Resources maintains an important strategic presence in the U.S. Critical Minerals sector, specifically focused on the more “at-risk” Rare Earth Elements (REE’s) and Thorium. With over 11,000 acres of Rare Earth Element landholdings, the Company is the second largest REE landholder in the U.S. The Company’s Diamond Creek and Roberts REE properties are included the U.S. national REE inventory as listed in USGS, IGS and DOE publications. IDR’s Lemhi Pass Thorium-REE Project is recognized by the USGS and IGS as containing the largest concentration of thorium resources in the country. All three projects are located in central Idaho and are participating in the IGEM Program and the USGS Earth MRI program.

The Company produces gold at the Golden Chest Mine located in the Murray Gold Belt (MGB) area of the world-class Coeur d’Alene Mining District, north of the prolific Silver Valley. With over 7,000 acres of patented and unpatented land, the Company has the largest private land position in the area following its consolidation of the Murray Gold Belt for the first time in over 100 years.

With an impressive mix of mining and business experience, IDR maintains a long-standing “We Live Here” approach to corporate culture, land management, and historic preservation. Furthermore, it is our belief that successful operations begin with the heightened responsibility that only local oversight and a community mindset can provide. Its “everyone goes home at night” policy would not be possible without the multi-generational base of local exploration, drilling, mining, milling, and business professionals that reside in and near the communities of the Silver Valley and North Idaho.

For more information on Idaho Strategic Resources click here for our corporate presentation or visit www.idahostrategic.com.

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Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. When a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business, potential business combinations, financial performance, and financial condition and often contain words such as “anticipate,” “intend,” “plan,” “will,” “could,” “would,” “may,” “estimate,” “should,” “expect,” “believe,” “project,” “target,” “indicative,” “preliminary,” “potential,” “represents” and similar expressions suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. Forward-looking statements contained herein may include, without limitation, the following: (1) that the combination would create one of the first companies with United States-sourced graphite, key Rare Earth Elements and established growing gold production in a world-class mining jurisdiction; (2) that the proposal represents an attractive premium of approximately 73% and will deliver immediate value to all Westwater shareholders; (3) that the combined company would possess the operating team and diversified asset potential to appeal to larger entities and gain government funding; (4) that Idaho Strategic’s offer will deliver immediate and long-term value to all Westwater shareholders; (5) that Westwater investors should benefit from being led by a senior team that maintains high stock ownership and financial exposure and possesses significant relevant mining and business experience; (6) that the likelihood to advance multiple projects simultaneously could exist; (7) that the combination will also consolidate, streamline, and ultimately reduce much of the management and corporate costs being incurred; (8) that the combination will create a company with a clean share structure, and a low float, high insider ownership, a significant cash position, and several tier 1 critical minerals projects within the United States; (9) that our plan will begin with the advancement of the Coosa Graphite Mine toward production; and (10) that the roughly $81 million of net cash on-hand is sufficient to not only advance the Coosa Project toward production but also make further substantial discoveries and advancement on our rare earth elements projects, all while expanding our gold operations into a reliable and profitable source of cash flow. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. Forward-looking information also includes the risks and uncertainties regarding the proposed acquisition of Westwater and the expected benefits and synergies from the proposed acquisition, results from due diligence and evaluation of Westwater assets, business plans, projects and current and ongoing required capex. There is no certainty that any transaction with Westwater will ultimately be agreed to or as to the terms on which such a transaction, if any, might occur. Idaho Strategic would also like to inform investors that the metrics used to determine Idaho Strategic’s belief that it is the second largest rare earth elements property holder come from reviewing the readily available publicly announced landholding of MP Materials, US Rare Earths, UCore, Rare Element Resources, and Western Rare Earths. Similarly, the metric used to determine IDR’s belief that Lemhi Pass Thorium Project is the largest in the US comes from reviewing readily available public information reported by the USGS and has not been independently verified. IDR would also like investors to note that while Idaho Strategic works with the University of Idaho, Idaho National Labs, the Center for Advanced Energy Studies and the Idaho Geological Survey as a part of the IGEM Program, this does not serve as an indication or obligation that IDR will be successful in obtaining any additional government-funded programs with the help of the aforementioned partners. The forward-looking statement information above, and those following are applicable to both this press release, the letter to Westwater as well as the links contained within the letter and this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks, if they occur, including our ability to access goods and supplies, the ability to transport our products and impacts on employee productivity, the risks in connection with the operations, cash flow and results of the Company relating to the unknown duration and impact of the COVID-19 pandemic; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law. This release is not intended to and shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. Continued reliance on “forward-looking statements” is at investors’ own risk.

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Contacts

For Investors:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

Saratoga Proxy Consulting

John Ferguson

info@saratogaproxy.com

(212) 257-1311

For Media:

Longacre Square Partners

Rebecca Kral / Dan Zacchei

rkral@longacresquare.com / dzacchei@longacresquare.com

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